                                                                   EXHIBIT 10.22

            AGREEMENT REGARDING NCR TRANSACTION AND OTHER ASSET SALES

      THIS AGREEMENT, dated as of November 26, 2004 (the "AGREEMENT"), is by and between Tidel Technologies, Inc., a Delaware corporation (the "COMPANY"), and Laurus Master Fund, Ltd., a Cayman Islands company ("LAURUS").

                                    RECITALS

      WHEREAS, the Company has issued to Laurus that certain convertible note in the original principal amount of Six Million Four Hundred Fifty Thousand Dollars ($6,450,000), dated November 25, 2003 (as amended, modified or supplemented from time to time, the "CONVERTIBLE TERM NOTE");

      WHEREAS, certain events of default have occurred and are continuing under the Convertible Term Note and related agreements (the "CONVERTIBLE TERM NOTE FACILITY") and, notwithstanding the occurrence of such events of default and the significant risk in extending additional funds to the Company at this time, the Company has requested that Laurus reorganize the Convertible Term Note Facility by, among other thing, extending additional financial accommodations to the Company in amount equal to Two Million One Hundred Thousand Dollars ($2,100,000), and entering into that certain Purchase Order Finance and Security Agreement by and between Tidel Engineering, L.P., any other Credit Party (as defined therein) signatory thereto, and Laurus, dated as of the date hereof (as amended, modified or supplemented from time to time, the "PO Agreement") which when aggregated with the outstanding principal balance under the Convertible Term Note Facility shall constitute a total facility of Ten Million Seventeen Thousand Nine Hundred Eighty-Eight Dollars ($10,017,988) (the "REORGANIZED FACILITY");

      WHEREAS, to induce Laurus to consider providing the Reorganized Facility to the Company, the Company has informed Laurus that the Company has entered into a letter of intent dated October 1, 2004 with NCR Corporation ("NCR") for the sale to NCR of all of the Company's and its Subsidiaries' assets related to its automatic teller machine business (the "NCR TRANSACTION"), the net proceeds of which will be utilized to pay the indebtedness owing by the Company to Laurus under the Reorganized Facility together with all interest, fees and other charges related thereto;

      WHEREAS, to further induce Laurus to consider providing the Reorganized Facility to the Company, the Company has informed Laurus that subsequent to consummation of the NCR Transaction the Company and its Subsidiaries intend to sell all or substantially all of their equity interests and/or other assets in one or more transactions (each such equity and asset sale, an "ASSET SALE" and all such Asset Sales, collectively, the "TOTAL ASSET SALE"), the net proceeds of which will be utilized in part to pay the indebtedness owing by the Company to Laurus under the Reorganized Facility together with all interest, fees and other charges related thereto (it being understood that any assets of the Company and/or any Subsidiary of the Company that are not sold in the NCR Transaction shall be considered sold in an Asset Sale hereunder, with the exception of assets sold in the ordinary course of the Company's and its Subsidiaries' operations as in effect on the date hereof (each, an "ORDINARY COURSE ASSET SALE"), so long as each

Ordinary Course Asset Sale is consistent with the past practices of the Company and its Subsidiaries); and

      WHEREAS, simultaneously with the execution of this Agreement and as part of the Reorganized Facility, the Company shall issue to Laurus a convertible note, dated the date hereof, in the original principal amount of Six Hundred Thousand Dollars ($600,000) convertible into the Company's common stock, par value $.01 per share (the "CONVERTIBLE NOTE");

      WHEREAS, simultaneously with the execution of this Agreement and as part of the Reorganized Facility, the Company shall also issue to Laurus a term note, dated the date hereof, in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "TERM NOTE"); and

      WHEREAS, as a condition to the issuance of the Convertible Note and the Term Note by the Company to Laurus, and as a condition to the entering into of the PO Agreement, the Company and Laurus desire to enter into this Agreement on the terms and conditions set forth herein;

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. In consideration of Laurus' agreement to provide the Reorganized Facility to the Company on the terms and conditions set forth herein and in all such other documentation evidencing the same, the Company shall pay to Laurus a reorganization fee in the amount of $2,000,000, payable in accordance with the terms of this Agreement (the "REORGANIZATION FEE"). The Reorganization Fee shall be deemed fully earned on the date hereof, shall not be subject to rebate or proration for any reason, and shall constitute an obligation of the Company to Laurus secured by the collateral granted by the Company and its subsidiaries to Laurus under any and all security agreements and pledge agreements at any time entered into by the Company and/or any such subsidiaries in favor of Laurus, as each of the same may be amended, modified and supplemented from time to time. In addition, the Reorganization Fee shall be guaranteed by certain subsidiaries of the Company pursuant to any and all guaranty agreements at any time entered into by such subsidiaries in favor of Laurus, as each of the same may be amended, modified and supplemented from time to time.

      2. Notwithstanding the foregoing, in the event that the Company requires additional financing (an "Additional Loan") subsequent to such time as all of the Laurus Obligations (as such term is defined herein) have been paid in full, other than the Reorganization Fee, the Company shall be able to seek such financing, subject to the following conditions:

            a. the Additional Loan may only be in the form of a non-convertible bank loan in an aggregate principal amount not to exceed $4,000,000;

            b. Laurus shall have a right of first refusal, which shall be exercised within four business days of written notice from the Company, to loan such amount sought by the

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Company from any bank (an "Additional Lender") on the terms and conditions no less favorable to the Company than the terms of the Additional Loan; and

            c. In the event that an Additional Lender loans the Additional Loan to the Company, so long as there is no Event of Default outstanding at such time with respect to the Reorganization Fee, Laurus agrees that the Additional Loan shall be senior in right of payment to the Reorganization Fee, and Laurus furthermore agrees to enter into a subordination agreement with the Additional Lender on mutually agreeable terms that are reasonably standard in the banking industry. Laurus agrees to negotiate the terms of such subordination agreement in good faith. Notwithstanding anything to the contrary set forth in this
Section 2(c), the Company and Laurus agree that no term or condition of the subordination agreement referred to in this Section 2(c) shall in any respect limit any payments contemplated in the Convertible Term Note Facility, the Reorganized Facility or in connection with the Reorganization Fee (as amended, modified or supplemented from time to time).

      3. The Company acknowledges that the Reorganized Facility shall be evidenced by the Convertible Term Note, the Convertible Note, the Term Note, the PO Agreement, this Agreement and all documents, instruments and agreements from time to time entered into in connection therewith, as each of the same may be amended, modified and supplemented from time to time.

      4. (a) The Company hereby agrees that any Net Proceeds (as defined below) that are received by the Company or any of its subsidiaries and/or affiliates (each a "Tidel Party" and collectively, the "Tidel Parties") in connection with the NCR Transaction shall be distributed in the following manner: (i) first, to Laurus to repay the outstanding obligations (including, without limitation, principal, interest, fees, default interest, premiums, etc., but excluding the Reorganization Fee) owed by each such Tidel Party to Laurus in connection with the Convertible Note, the Term Note, the Convertible Term Note, the Purchase Order Agreement and any document related to any of the Convertible Note, the Term Note, the Convertible Term Note, the Purchase Order Agreement or otherwise (excluding the Reorganization Fee) (collectively, the "Laurus Obligations"), in such order of application as Laurus shall determine in its sole discretion, and
(ii) second, to the extent that any Tidel Party receives Net Proceeds from the NCR Transaction in excess of the amount of the Laurus Obligations, to such Tidel Party.

            (b) The Company hereby agrees that any Net Proceeds that are received by any Tidel Party in connection with any Asset Sale consummated on or prior to the fifth anniversary of this Agreement (the "TERMINATION DATE") shall be distributed in the following manner: (I) first, to Laurus to repay the Laurus Obligations, in such order of application as Laurus shall determine in its sole discretion, (II) second, to the extent that any Tidel Party receives Net Proceeds from any Asset Sale in excess of the amount of the Laurus Obligations (such amounts, "EXCESS NET PROCEEDS"), (A) to Laurus in an amount equal to Applicable Excess Net Proceeds Percentage (as defined below) of the remainder of
(i) the sum of (the following clauses (x) and (y) of this clause (i), the "TOTAL NET PROCEEDS") (x) the Net Proceeds attributable to such Asset Sale plus (y) the aggregate amount of Net Proceeds attributable to the NCR Transaction and all other Asset Sales consummated prior to such Asset Sale minus (ii) the sum of (x) $7,267,988 plus (y) the aggregate amount received by Laurus pursuant to this clause (A) on or after the date of this Agreement without giving effect to such Asset Sale, and (B) to such Tidel Party in an

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amount equal to the remainder of such Excess Net Proceeds not distributed in accordance with the immediately preceding clause (A); provided that, notwithstanding the foregoing, in the event that the amount calculated pursuant to the immediately preceding clause (A) is less than or equal to $0, all Excess Net Proceeds attributable to such Asset Sale shall be distributed in accordance with the immediately preceding clause (B). Any Excess Net Proceeds received by Laurus shall be applied to reduce the obligation of the Company to pay the Reorganization Fee. In the event that (I) Laurus receives Excess Net Proceeds in an amount greater than the Reorganization Fee in accordance with clause (A) of the first sentence of this Section 3(b), Laurus shall be entitled to retain all of such Excess Net Proceeds in consideration of its agreements set forth herein or (II) Laurus has not, prior to the fifth anniversary of the date of this Agreement, received Excess Net Proceeds in an amount sufficient to pay in full the Reorganization Fee, Tidel shall make a payment to Laurus in cash equal to the remainder of (i) the amount of the Reorganization Fee minus (ii) the aggregate amount of Excess Net Proceeds received by Laurus prior to the fifth anniversary of this Agreement, by direct wire transfer to a bank account designated in writing by Laurus to the Company, no later than 90 days after the fifth anniversary of this Agreement. Upon payment in full of the Reorganization Fee, the parties hereto agree that any and all warrants held by Laurus to purchase Common Stock as of the date hereof and/or as a result of the Reorganized Facility shall be canceled.

            (c) For purposes of this Agreement, (I) "NET PROCEEDS" shall mean, with respect to the NCR Transaction or any Asset Sale, the remainder of (x) gross cash proceeds received by any Tidel Party as consideration for the sale of assets, equity interests or other property in connection with the NCR Transaction or such Asset Sale (the "GROSS PROCEEDS"), minus (y) the sum of (I) any trade accounts payable reasonably related to the assets sold in connection with the NCR Transaction or such Asset Sale (solely to the extent that (x) such trade accounts payable are not assumed by the buyer of the assets, equity interests or other property sold in connection with the NCR Transaction or such Asset Sale and (y) such trade accounts payable are reasonably related to the assets, equity interest or other property sold in connection with the NCR Transaction or such Asset Sale) (II) any indebtedness for borrowed money (other than the Laurus Obligations) of the Company and its Subsidiaries that is required to be repaid in connection with the NCR Transaction or such Asset Sale, and (III) all reasonable cash expenses that constitute sale expenses, reasonable legal fees, reasonable investment banker fees and state, local and federal taxes, in each case, incurred in connection with, and directly related to, the sale of assets in the relevant transaction (as determined by Laurus in its sole discretion) and (II) "APPLICABLE EXCESS NET PROCEEDS PERCENTAGE" shall mean, with respect to each Asset Sale, (x) in the event that the Total Net Proceeds are less than $28,000,000, the percentage set forth in the table below opposite the Total Net Proceeds at such time and (y) in the event that the Total Net Proceeds are greater than or equal to $28,000,000, 56.80% plus 0.1% for each $1,000,000 increment above $28,000,000 (for example, if Total Net Proceeds at any time are $30,000,00, the Applicable Excess Net Proceeds Percentage shall be 57.0%):

                Total Net Proceeds                       Applicable Excess Net Proceeds Percentage
                ------------------                       -----------------------------------------
Less than $13,000,000                                                     55.50%

Greater than or equal to $13,000,000 and less than                        55.58%
$14,000,000

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

Greater than or equal to $14,000,000 and less than                        55.87%
$17,000,000

Greater than or equal to $17,000,000 and less than                        56.01%
$18,500,000

Greater than or equal to $18,500,000 and less than                        56.10%
$19,500,000

Greater than or equal to $19,500,000 and less than                        56.30%
$22,000,000

Greater than or equal to $22,000,000 and less than                        56.50%
$25,000,000

Greater than or equal to $25,000,000 and less than                        56.70%
$27,000,000

Greater than or equal to $27,000,000 and less than                        56.80%
$28,000,000

            (d) Commencing on December 31, 2004, the Company covenants and agrees that, within ten days following the close of each fiscal quarter ended December 31 or June 30, it shall deliver its projected revenue for the six-month period immediately following the end of such fiscal period.

                  (ii) The Company hereby agrees that it shall accept an offer to buy all or substantially all of the assets, equity interests or other property of the Company and its Subsidiaries pursuant to one Asset Sale or a group of Asset Sales so long as the aggregate Gross Proceeds offered in connection with such Asset Sale or Asset Sales equals or exceeds 0.75 multiplied by the Revenue (as hereinafter defined), unless the parties hereto mutually agree that an offer for less Gross Proceeds is acceptable.

                  (iii) The "REVENUE" shall mean, for purposes of the Agreement, the sum of (x) either (A) if the consolidated income statement of the Company and its Subsidiaries for the last six fiscal months then ended is audited by a reputable accounting firm acceptable to Laurus, the six-month trailing revenue of the Company as so audited or (B) if the consolidated income statement of the Company and its Subsidiaries for the last six fiscal months then ended is not audited by a reputable accounting firm reasonably acceptable to Laurus, the Unaudited Trailing Revenue (as hereinafter defined) plus (y) the Projected Revenue (as hereinafter defined).

                  (iv) Within three (3) business days of receipt of a written offer for an Asset Sale, the Company shall deliver a statement of the Company's projected revenue for the upcoming six-month period (the "PROJECTED REVENUE," and such statement, the "PROJECTED REVENUE STATEMENT") and, if the consolidated income statement of the Company and its Subsidiaries for the last six fiscal months then ended is not audited by a reputable accounting

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firm reasonably acceptable to Laurus, the unaudited consolidated income statement of the Company and its Subsidiaries for such six month period (the "Unaudited Trailing Income Statement", and the revenue amount set forth in such Unaudited Trailing Income Statement, the "Unaudited Trailing Revenue"), in each case, to Laurus. In the event that Laurus disputes either the Projected Revenue contained in such Projected Revenue Statement or, if applicable, the Unaudited Trailing Revenue contained in the Unaudited Trailing Income Statement, Laurus shall deliver a notice of dispute (a "Dispute Notice") to the Company within three (3) business days of receipt of the Projected Revenue and/or, if applicable, the Unaudited Trailing Revenue. Laurus and the Company shall negotiate to agree upon a mutually agreed upon value for the Projected Revenue and/or, if applicable, the Unaudited Trailing Revenue. If, within twenty (20) business days of receipt of the Dispute Notice by Laurus to the Company, Laurus and the Company are unable to come to agreement on the Projected Revenue and/or, if applicable, the Unaudited Trailing Revenue, then they shall obtain the assistance of a mutually-agreed upon investment banker, to whom each of Laurus and the Company shall deliver their respective estimates of Projected Revenue and/or, if applicable, the Unaudited Trailing Revenue, and such investment banker shall decide which estimate shall prevail. If the Company and Laurus are unable to mutually agree upon an investment banker, then they shall each choose their own investment banker, and such two investment bankers shall appoint a third investment banker, to whom each of Laurus and the Company shall deliver their respective estimates of Projected Revenue and/or, if applicable, the Unaudited Trailing Revenue, and such third investment banker shall review the estimates of Projected Revenue and/or, if applicable, the Unaudited Trailing Revenue, and decide which estimate shall prevail.

            (e) Any Net Proceeds required to be paid to Laurus in accordance with the terms of this Agreement shall be wired directly to a bank account designated in writing by Laurus to the Company on the date that such Tidel Party is entitled to receive such Net Proceeds.

      5. The Company hereby agrees that, notwithstanding anything to the contrary contained in this Agreement or any other agreement between Laurus and any Tidel Party, neither the NCR Transaction nor any Asset Sale shall be consummated without the prior written consent of Laurus including, without limitation, the consent of Laurus to the amount and type of consideration to be received by the Company in the NCR Transaction or such Asset Sale, as the case may be).

      6. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      7. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      8. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when (i) delivered personally or by facsimile transmission (and a copy is mailed by regular

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mail within 24 hours of such transmission), in either case with receipt acknowledged, (ii) three business days after being sent by registered or certified mail, return receipt requested, or (iii) one business day after being sent by prepaid overnight carrier, with a record of receipt, to the parties at their addresses as provided in that certain Securities Purchase Agreement by and between Laurus and the Company dated as of the date hereof.

      9. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the other party to this Agreement.

      10. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      11. This Agreement shall be deemed executed and delivered in the State of New York.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except that body of law relating to choice of laws.

Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts located in New York County, New York (the "COURTS") in any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (each, an "ACTION") and each of the parties hereto irrevocably agrees that all claims in respect of an Action shall be heard and determined in the Courts. Each of the parties hereto (i) acknowledges that the Courts are the most appropriate forum for the resolution of any claims that could be asserted in an Action, and (ii) hereby irrevocably and unconditionally waives any objection that he or it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby in the Courts. Each of the parties hereto hereby irrevocably waives the defense of an inconvenient forum to the maintenance of such action or proceeding and any other defense relating to the choice of forum for an Action.

      12. Each of the parties hereto represents that it has consulted with counsel of its own choosing in connection with the negotiation and execution of this Agreement or has knowingly chosen not to do so.

                           [SIGNATURE PAGE TO FOLLOW]

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

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          TIDEL TECHNOLOGIES, INC.

                                          By:____________________________
                                          Name:
                                          Title:

                                          Address: 2900 Wilcrest
                                                   Suite 205
                                                   Houston, Texas 77042

                                          LAURUS MASTER FUND, LTD.

                                          By:____________________________
                                          Name:
                                          Title:

                                          Address: c/o M&C Corporate Services
                                                   Limited, P.O. Box 309 GT,
                                                   Ugland House, South Church
                                                   Street, George Town, Grand
                                                   Cayman, Cayman Islands

CONSENTED AND AGREED TO:

TIDEL ENGINEERING, LP

By:______________________________
Name:____________________________
Title:___________________________

TIDEL CASH SYSTEMS, INC.

By:______________________________
Name:____________________________
Title:___________________________

TIDEL SERVICES, INC.

By:______________________________
Name:____________________________
Title:___________________________

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

ANYCARD INTERNATIONAL, INC.

By:______________________________
Name:____________________________
Title:___________________________

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